BlackRock Liquidity Funds:
TempCash

For the Period Ended:
4/30/2009

Pursuant to Exemptive Order ICA Release No. 15520 dated January
5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated , for the period November 1, 2008 through December 31, 2008.


                        PURCHASES (IN THOUSANDS)

TRANSACTION    FACE       SECURITY
   DATE       AMOUNT     DESCRIPTION       RATE       DUE DATE
  -----       -----      -----------       ----        ------
12/24/08     $50,000        FNMA          0.51         06/24/09